UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2011

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement;
Item 3.03    Material Modification to Rights of Security Holders

On December 8, 2011, Pilgrim's Pride Corporation (the “Company”) announced plans to commence a rights offering (the “Offering”) under which each stockholder of record would receive, at no charge, non-transferable rights to purchase shares of the Company's common stock at a subscription price of $4.50 per share for aggregate gross proceeds to the Company of $200 million. Solely with regard to the Offering, the Company and JBS USA Holdings, Inc. (“JBS USA”) entered into a Waiver to the Stockholders Agreement on December 8, 2011 (the “Waiver”) pursuant to which the Company waived (i) the provisions of the Stockholders Agreement that prohibit JBS USA from acquiring, directly or indirectly, any equity interests in the Company and (ii) any claims or allegations that the Offering gives rise to a default in, violation of, or conflict with the Stockholders Agreement or the Certificate of Incorporation. In accordance with the Stockholders Agreement and the Certificate of Incorporation, the Equity Nominating Committee and the Audit Committee of the Company's Board of Directors have approved the Waiver.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: December 13, 2011	By: /s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer